SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  EQUITABLE OF IOWA COMPANIES
        (Name of Registrant as Specified In Its Charter)
        John A. Merriman, Secretary and General Counsel
            (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  $125 per Exchange Act Rules 14a-6(i)(1).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        _______________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        _______________________________________________________________
     4) Proposed maximum aggregate value of transaction:


[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        _______________________________________________________________
     2) Form, Schedule or Registration Statement No.:
        _______________________________________________________________
     3) Filing Party:
        _______________________________________________________________
     4) Date Filed:
        _______________________________________________________________













                  EQUITABLE OF IOWA COMPANIES

                        PROXY STATEMENT

         Annual Meeting of Shareholders, April 27, 1995


                      GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of EQUITABLE OF IOWA COMPANIES (the "Company"), 604 Locust Street, Des Moines, Iowa, 50309, for use at the Annual Meeting of Shareholders to be held April 27, 1995, and any adjournment thereof (the "Meeting"). When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained therein.
If no direction is given, proxies will be voted in favor of election of the three director nominees named herein, approval of the restatement and amendment of the Key Employee Incentive Plan, approval of the restatement and amendment of the 1992 Stock Incentive Plan, and approval of Ernst & Young LLP as auditors for 1995. Any shareholder furnishing a proxy may revoke it at any time before it is voted either by voting in person or by delivering a revocation or later dated proxy to the Secretary of the Company. The Proxy Statement and the accompanying Proxies will be first mailed to shareholders on or about March 17, 1995.

The cost of the solicitation of the Proxies will be borne by the Company. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE
PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.



























                       VOTING SECURITIES


Only shareholders of record as of the close of business on March 9, 1995, will be entitled to the notice of and to vote at the Meeting. The Company has a single class of Common Stock without par value ("Common Stock"), of which 31,594,057 shares were outstanding and entitled to vote on such date. Shares present in person or represented by proxy at the Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the Meeting. Votes withheld for any director, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election and action on other matters, including appointment of auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Holders of Common Stock are entitled to cumulative voting in the election of directors which means that each shareholder is entitled to as many votes as shall equal the number of votes which such shareholder would be entitled to cast multiplied by the number of directors to be elected, and such shareholder may cast all such votes for a single director, or distribute them among the number to be voted for, or any two or more of them, as such shareholder may see fit. The Board of Directors unanimously recommends election of the nominees named herein and a vote "For" each of the other matters to be considered at the Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following sets forth, as of March 9, 1995, security ownership with respect to beneficial owners of more than five percent of the Company's Common Stock.

Name and Address                   Number of Shares          Percent of Class
________________                   ________________          ________________
Helen Hubbell Ingham (1)           3,026,986                       9.6%
1429 North
Federal Hwy.
Ft. Lauderdale, FL 33304

Hans F. E. Wachtmeister            1,924,469                       6.1%
Belmont Hill School
Belmont, MA  02178

(1) All shares held in a revocable trust. Excludes 87,984 shares held by trusts for the benefit of her children, which includes Mr. Ingham, Jr., a director of the Company.





                     ELECTION OF DIRECTORS

The Board of Directors may consist of not less than 9 nor more than 15 members, divided into three classes. At each annual meeting of shareholders, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third
succeeding annual meeting and until their successors are elected and qualified. There are presently eleven directors with the
terms of four expiring at the Meeting.   Messrs. Covey, Heskett,
and Lee have been nominated by the Board of Directors for election by the shareholders for terms ending in 1998, and all are presently directors of the Company. Consistent with the provisions of the Company's Restated Articles of Incorporation, Mr. James E. Luhrs, who served as a director of the Company during 1994, will be retiring from the Board of Directors as a result of retiring as an active officer of an affiliated company. Mr. Luhr's retirement from the Board will be effective upon the conclusion of the Meeting. Upon the conclusion of the Meeting the Board of Directors will consist of ten members.

Although the Board anticipates that all nominees will be able to serve, in the event any one or more should be unable to do so, proxies will be voted for such substitute nominee or nominees as the Board in its discretion may recommend. Proxies will be voted for the election of the nominees unless the stockholder giving the proxy withholds such authority.

The following information is furnished for each continuing director:

Name; (Age);
Principal Occupation
During Last Five Years;                         Year First             Year
Directorships in Other                          Elected                Term
Public Companies                                Director               Expires
______________________                          __________             _______
Richard B. Covey (65), Partner in law firm      1971(a)                 1995
  of Carter Ledyard & Milburn.

Doris M. Drury (68), John J. Sullivan           1986                    1997
 Professor of Economics, Regis University,
 Denver, Colorado; President and Chief
 Executive Officer, Center for Business and
 Economic Forecasting, Inc.; previously
 Professor of Economics, University of Denver;
 Director, Public Service Company of Colorado,
 Inc. and Colorado National Bankshares, Inc.

James L. Heskett (61), Professor, Harvard       1985                    1995
 University Graduate School of Business
 Administration; Director, Cardinal Health, Inc.





Name; (Age);
Principal Occupation
During Last Five Years;                         Year First             Year
Directorships in Other                          Elected                Term
Public Companies                                Director               Expires
______________________                          __________             _______
Fred S. Hubbell (43), Chairman (since April,    1987                    1997
 1993), President, and Chief Executive
 Officer of the Company, Equitable American
 Insurance Company ("Equitable American")
 (since January, 1993), and Equitable Life
 Insurance Company of Iowa ("Equitable Life")
 (since May, 1992), and Chairman of Equitable
 Investment Services, Inc. ("EISI") and USG
 Annuity & Life Company ("USG"); Director,
 Pioneer Hi-Bred International, Inc. and
 The Macerich Company.

Richard S. Ingham, Jr. (49), Vice President     1994                    1997
 and Controller, Asterisk, Inc. (diversified
 media, real estate and retail holding
 company).

Robert E. Lee (59), Executive Director, The     1981                    1995
 Denver Foundation (community foundation);
 Director, Meredith Corporation and
 Storage Technology Corporation.

Jack D. Rehm (62), Chairman (since July,        1988                    1996
 1992), President, Chief Executive Officer
 and Director and previously an officer,
 Meredith Corporation (diversified media
 company); Director, The Vernon Company
 and International Multifoods, Inc.

Thomas N. Urban (60), Chairman, President       1979                    1997
 and Director, Pioneer Hi-Bred International,
 Inc. (hybrid seed corn business), Director,
 Sigma Aldrich Corp.

Hans F. E. Wachtmeister (50), Teacher,          1981                    1996
 Belmont Hill School, Belmont, Massachusetts.

Richard S. White (57), General Manager of the   1993                    1996
 John Deere Des Moines Works of Deere & Company.

(a)   Includes period in which served as director of Equitable
Life, which, in a 1977 reorganization, became a wholly-owned subsidiary of the Company.







Committees of the Board of Directors
The Board of Directors has standing Compensation and Audit Committees and does not have a standing Nominating Committee.
The Compensation Committee administers the executive compensation and benefit programs of the Company and its subsidiaries. It is composed of four directors, Dr. Drury, Messrs. Covey, Lee, and Rehm, who are not employees of the Company. The Committee met two times during 1994 to evaluate the executive compensation program. The Committee sometimes seeks advice from outside consultants in evaluating compensation levels and benefit programs. The Committee each year reviews and approves salaries for the Company's Board of Directors and executive personnel and administers incentive compensation programs. The report of the Compensation Committee on these compensation and benefit programs is provided below.

The Audit Committee is composed of four directors, Messrs. Heskett, Ingham, Jr., Urban, and White, who are not Company employees. The Committee met three times in 1994 with the Company's independent auditors, internal auditors, and other personnel to review internal financial controls, the principles and practices of financial reporting, contingencies which might affect the Company's financial position, the impact of regulatory requirements, and the adequacy of the Company's disclosure. The Committee reviews the application of accounting principles and practices, including adequacy of disclosure, and the work of internal auditors and comments and recommendations of the independent auditors. The Committee also nominates the independent auditors, reviews the independent auditors' examination and reports and the Company's system of internal controls, and determines whether the independent auditors have access to all necessary data.

The Board also has an Executive Committee whose members are Messrs. Covey, Heskett, Hubbell, Lee, and Urban.

Compensation of the Board of Directors
The Board of Directors held four meetings during 1994. All members attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served, except Mr. Wachtmeister. In 1994 compensation of the non-employee directors of the Company consisted of an annual fee of $16,000 and $1,000 for each Board and $750 for each Committee meeting attended, and an additional $750 was paid to the Chair of each Committee. The Company has a program by which non-employee directors may receive restricted stock in lieu of their annual fees. The restricted stock vests prorata at the end of each year of service on the Board of Directors and entitles the director to all incidents of ownership including the payment of dividends.
All eligible directors have elected to participate in this program.









Executive Officers of the Company
Executive officers of the Company do not have fixed terms but serve until removed by the Board of Directors. The principal occupations of each of the persons named below are their respective offices with the Company or its subsidiaries for more
than the past five years unless otherwise noted.   The executive
officers of the Company are:

Lawrence V. Durland, Jr.   Age 48.  Senior Vice President of the
Company, Equitable American and Equitable Life.

William E. Heng. Age 49. Senior Vice President-Administration of Equitable Life and USG.

Fred S. Hubbell. Age 43. Chairman, President and Chief Executive Officer of the Company, Equitable American, Equitable Life, and
Chairman of EISI and USG.

Susan M. Jordan.  Age 37.  Vice President and Chief Information
Officer of the Company (since July, 1994); Assistant Vice
President of Chicago Board of Options Exchange (August, 1987 to
July, 1994).

Paul E. Larson.  Age 42.  Executive Vice President, Treasurer and
Chief Financial Officer of the Company, Equitable American and USG, and Executive Vice President and Chief Financial Officer of Equitable Life.

John A. Merriman.  Age 52.  Secretary and General Counsel of the
Company, Equitable American, USG, and Equitable Life.

Beth B. Neppl.  Age 37.  Vice President of Human Resources of the
Company.

Jon P. Newsome.  Age 52.  Executive Vice President-Sales and
Marketing of the Company and Equitable Life and President,
Chief Executive Officer of USG.

Paul R. Schlaack. Age 48. President and Chief Executive Officer of EISI, the Company's investment management subsidiary.

David A. Terwilliger. Age 37. Vice President and Controller of the Company, Equitable American, EISI, Equitable Life, and USG.

















Security Ownership of Management
The following sets forth, as of March 9, 1995, the beneficial security ownership of the Company's Common Stock by the directors and named executive officers individually and the directors and executive officers as a group:

Name                    Number of Shares(1)   Percent of Class (2)
Mr. Covey                    20,468                 *
Dr. Drury                     9,628                 *
Mr. Heskett                  12,428                 *
Mr. Hubbell                 670,536                 2.1%
Mr. Ingham, Jr.              25,843                 *
Mr. Lee                       7,982                 *
Mr. Luhrs                   141,660                 *
Mr. Rehm                     16,377                 *
Mr. Urban                     3,128                 *
Mr. Wachtmeister          1,924,469                 6.1%
Mr. White                     1,488                 *
Mr. Durland, Jr.             80,244                 *
Mr. Heng                     21,294                 *
Ms. Jordan                        0                 *
Mr. Larson                  114,630                 *
Mr. Merriman                 97,256                 *
Ms. Neppl                     3,175                 *
Mr. Newsome                  80,157                 *
Mr. Schlaack                232,617                 *
Mr. Terwilliger              10,333                 *

All directors
and executive
officers as a
group (20)                3,473,713                10.9%

(1) Included are shares held beneficially or of record by spouses and shares held by a fiduciary, but the directors disclaim beneficial ownership of such shares as follows:
Hubbell, 158,851; and Wachtmeister, 1,840,003. Beneficial owners have sole voting and investment power with respect to all shares except for those held by trustees. Includes shares subject to exercisable options: Durland, Jr., 15,600; Heng, 4,900; Hubbell, 113,700; Larson, 70,360; Luhrs, 50,000; Merriman, 15,000;
Newsome, 22,500; Schlaack, 20,000; Terwilliger, 1,700; and all directors and executive officers as a group, 313,760. Includes shares held in Company 401(k) Savings Plan by the following persons: Durland, Jr., 11,944; Heng, 7,673; Hubbell, 19,344; Larson, 8,328; Luhrs, 16,668; Merriman, 13,917; Neppl, 2,709;
Schlaack, 19,676; Terwilliger, 5,775; and all directors and executive officers as a group, 106,034.

(2) An (*) indicates that the individual's ownership interests of the Company's Common Stock is less than one percent.






              EXECUTIVE COMPENSATION AND BENEFITS

                   SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the last three fiscal years with respect to Mr. Hubbell, as the Company's Chief Executive Officer, and each of the next four most highly compensated executive officers (the "named executive officers"):

                                  ANNUAL COMPENSATION
Name and Principal
Position                    Year     Salary($)    Bonus($)
__________________________________________________________
Fred S. Hubbell             1994      468,750     408,500
President & CEO             1993      395,833     320,000
                            1992      345,000     210,000

Paul R. Schlaack            1994      296,583     265,220
President & CEO             1993      279,917     281,000
EISI                        1992      264,250     265,320

Jon P. Newsome              1994      298,333     156,000
President & CEO             1993      266,539     119,250
USG                         1992      227,750     101,640

Paul E. Larson              1994      227,917     119,600
Executive V.P.              1993      193,583      85,950
Treas. & CFO                1992      170,250      77,850

Lawrence V. Durland, Jr.    1994      192,667      82,990
Sr. V.P.                    1993      188,333      75,600
                            1992      180,500      48,870

                                       LONG TERM COMPENSATION
                                     Awards             Payouts
                             Restricted                  LTIP
Name and Principal           Stock       Options     Payouts    All Other
Position               Year  Awards       (#)(2)      ($)(3)   Compensation
                              ($)(1)                               ($)(4)
_____________________________________________________________________________
Fred S. Hubbell        1994   339,600      30,000        -0-       13,000
President & CEO        1993   267,600      34,000      27,073      14,497
                       1992      -0-       38,000     113,366       9,364

Paul R. Schlaack       1994   264,074      18,000      39,345      13,000
President & CEO        1993   223,000      18,000      34,330      14,497
EISI                   1992      -0-       20,000      79,968       9,364

Jon P. Newsome         1994    75,702      21,000      46,165      13,000
President & CEO        1993    98,008      29,000      23,214      14,497
USG                    1992      -0-       22,000       9,600       9,364

                                       LONG TERM COMPENSATION
                                     Awards             Payouts
                             Restricted                  LTIP
Name and Principal           Stock       Options     Payouts    All Other
Position               Year  Awards       (#)(2)      ($)(3)   Compensation
                              ($)(1)                               ($)(4)
_____________________________________________________________________________
Paul E. Larson         1994    55,256      15,000       4,500      13,000
Executive V.P.         1993    78,997      21,000      11,018      14,497
Treas. & CFO           1992      -0-       16,800      18,092       9,368

Lawrence V. Durland,   1994    54,831       6,000        -0-        3,000
Jr., Sr. V.P.          1993    68,294       8,000        -0-        4,283
                       1992      -0-        8,000        -0-        4,364

(1) In 1993 and 1994 awards were granted equal to 20% of the increase in ownership of Company stock by the named executive officers during the year to encourage ownership of Company stock. Valuation of awards is based upon fair market value stock price of $27.875 on May 1, 1993 and $35.375 on May 2, 1994. 1993 and 1994
    restricted stock awards vest 10% after 2nd year, an additional 20% after 3rd year, an additional 30% after 4th year, and the final 40% after 5th year. At December 31, 1994 (based upon the fair market value stock price of $28.25) the number and market value of shares of restricted stock held by each of the named executive officers in all restricted stock programs were as follows: Mr. Hubbell (91,200; $2,576,400), Mr. Schlaack (63,465; $1,792,886),
    Mr. Newsome (35,656; $1,007,282), Mr. Larson (32,396; $915,187),
    Mr. Durland, Jr. (28,000; $791,000). Restricted stock awards will vest in the event of a change of control of the Company. The shareholder is entitled to receive cash dividends and has all other rights as a shareholder as to such shares prior to vesting, however upon voluntary termination by the shareholder prior to vesting the full award is forfeited. Any future grants of restricted shares to the named executive officers will be consistent with the compensation philosophy of the Company discussed below.

(2) Awards comprised of qualified and non-qualified stock options. All options were granted with an exercise price equal to the then fair market value of the underlying stock and have a five year vesting period with 20% exercisable after 3rd year, an additional 30% after 4th year, and the final 50% after 5th year. Unvested options are forfeited upon voluntary termination of employment with the Company. All options will vest in the event of a change of control of the Company.

(3) Payments represent cash bonus received by the named executive officer upon the achievement of specified three year cumulative performance goals. The earned bonus vests consistent with the option to which it is associated and is paid only upon the exercise of the option held by the named executive officer.





(4) This compensation includes the payment of $10,000 to each named executive officer in lieu of typical perquisite payments except for Mr. Durland, Jr. who was not eligible to receive these payments. The payments are classified as taxable income and are required to be applied to specified business expenses of the named executive. Additionally, this compensation includes contributions to the Company's 401(k) Plan on behalf of each named executive officer to match a portion of their pre-tax deferral contributions
   (included under the Salary column) made by each to such plan.


















































                OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grant of stock options during the last fiscal year to the named executive officers under the Company's 1992 Stock Incentive Plan:

       Number of      Percent of
       Securities     Total Options
       Underlying     Granted to         Exercise                  Grant Date
       Options        Employees          or Base     Expiration    Present
       Granted(#)(1)  in Fiscal Year     Price       Date          Value $ (2)
                                         ($/sh)
______________________________________________________________________________
Fred S.      30,000     14.8%              32.50      2-16-04       365,700
Hubbell

Paul R.      18,000      8.9%              32.50      2-16-04       219,420
Schlaack

Jon P.       21,000     10.4%              32.50      2-16-04       255,990
Newsome

Paul E.      15,000      7.4%              32.50      2-16-04       182,850
Larson

Lawrence V.   6,000      3.0%              32.50      2-16-04        73,140
Durland, Jr.

(1) Options were granted with exercise price equal to the then fair market value of the underlying stock and have a five year vesting period with 20% exercisable after 3rd year, an additional 30% after 4th year, and the final 50% after 5th year. Unvested options are forfeited upon a voluntary termination of employment with the Company. The options will vest in the event of a change of control of the Company. One-half of each option grant expiring on February 16, 2004 is an incentive stock option.

(2) Value of $12.19 per share is derived through application of the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named individual will be at or near the value estimated by the Black-Scholes model. The estimated values derived are based on assumptions of a 6% risk-free rate of return, an expected stock price volatility of .415 calculated using stock prices for 5 years prior to the grant date, a 2.7% future dividend yield which is approximately equal to the Company's Common Stock historical dividend yield, and 10 years to time of exercise. A downward adjustment of 13% was made to the valuation to reflect the risk of forfeiture characteristics of the options. If there is no stock price appreciation above the option exercise price, the option will have no value. If the stock price appreciates at levels equal to that determined by the Black-Scholes model, the value appreciation realized by all shareholders will be $380 million of which the named executive officers would receive
    .3% or approximately $1,100,000 of such increase in value.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                 AND FY-END OPTION/SAR VALUES

  The following table provides information, with respect to named executive officers, concerning the exercise of options during the last fiscal year and value of unexercised options held as of the end of the fiscal year:


                                         Number of
                                         securities           Value of
                                         underlying           unexercised
                                         unexercised          in-the-money
               Shares                    options/SARs         options/SARs
               Acquired      Value       at Fy-End(#)         at Fy-End($)
  Name         on Exer-      Realized    exercisable/         exercisable/
                cise(#)       ($)(1)     unexercisable        unexercisable (2)
_______________________________________________________________________________
Fred S. Hubbell    4,000     114,000        89,300/              1,970,962/
                                           152,800               1,818,359

Paul R. Schlaack  20,000     592,750             0/                      0/
                                            82,000                 956,866

Jon P. Newsome    24,700     697,243         4,700/                108,245/
                                            94,400                 600,767

Paul E. Larson     3,000      87,375        52,200/              1,154,119/
                                            75,600                 824,967

Lawrence V.
   Durland, Jr.   12,000     347,400         6,600/                143,198/
                                            33,400                 405,942

  (1) Value realized determined from market price on date of exercise less the exercise price.

  (2) Value determined from market price at fiscal year end ($28.25) less exercise price. The actual value, if any, an executive may realize will depend on the stock price on date of exercise of option, so there is no assurance the value stated will be equal to the value realized by the executive.














          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  EIC, S&P 500 COMPOSITE INDEX, VALUE LINE INSURANCE:  LIFE INDEX

 The following performance graph provides comparative cumulative, five year shareholder returns on an indexed basis of the Company's Common Stock with the Standard & Poor's 500 Composite Index and the Value Line Insurance: Life Index. This latter published industry index reflects the analysis of the performance of fifteen life insurance companies selected by Value Line Institutional Services.





                   PERFORMANCE GRAPH


















                 1989      1990      1991       1992      1993      1994
EIC            $100.00   $ 57.23   $148.33    $326.68   $498.61   $421.52
S&P 500        $100.00   $ 96.83   $126.41    $136.26   $150.01   $151.73
Life Index     $100.00   $ 85.87   $125.82    $165.54   $166.78   $153.14

*Assumes $100 invested on December 31, 1989, in
  EIC Common Stock, S&P 500 Composite Index,
  and Value Line Insurance:   Life Index.
  Cumulative total return assumes reinvestment of dividends.














                          RETIREMENT PLANS

The Company and its wholly owned subsidiaries maintain a qualified defined benefit pension plan ("Pension Plan") for substantially all their employees, as well as two nonqualified pension plans ("Excess Plan" and "Supplemental Plan") for certain employees. The Pension Plan and the Excess and Supplemental Plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the actuaries for the plans.

Under the Pension Plan, employees receive an annual pension for life payable on a monthly basis at normal retirement age (65) equal to 1.75% of the average monthly compensation over the last 60 months of service (including base pay and bonuses) multiplied by months of service (up to 300 months), plus an additional 0.50% of the average monthly compensation in excess of covered compensation (the average of Social Security taxable wage bases in effect for the 35 calendar years ending with the calendar year in which the current plan year began) multiplied by months of service (up to 300 months). Reduced benefits are paid if an employee elects early retirement (between ages 55 and 64 with at least 5 years of service).

The Excess Plan and the Supplemental Plan provide benefits for any employee equal to the additional benefits he or she would have received under the qualified Pension Plan if the maximum benefit limit (Excess Plan) and compensation limit (Supplemental Plan) under Sections 415 and 401(a)(17) of the Internal Revenue Code did not apply ( $150,000 compensation limit and $120,000 benefit limit for 1995).

Messrs. Hubbell, Schlaack, Larson, Durland, Jr. and Newsome have 12, 10, 18, 9 and 7 years of credited service respectively.
Compensation under the qualified Pension Plan and the Excess and Supplemental Plans for the five named executives includes the compensation shown in the Summary Compensation Table under the headings "Salary" and "Bonus".

In 1994 no contribution was required to fund the qualified Pension Plan. The Excess Plan and the Supplemental Plan are unfunded plans, with benefits paid out of general assets of the Company.

The following Table sets forth the annual retirement benefits under the formula based on a straight life annuity, assuming retirement at age 65, currently payable for the indicated combinations of salary and years of service. The table shows the combined amount that would be payable from the qualified Pension Plan and the Excess and Supplemental Plans.













                             Years of Service
Final Five-Year ________________________________________________
Average Annual
Compensation      15         20        25        30         35
$125,000      $ 40,364   $ 53,819  $ 67,273  $ 67,273    $ 67,273
$150,000        48,801     65,069    81,336    81,336      81,336
$175,000        57,239     76,319    95,398    95,398      95,398
$200,000        65,676     87,569   109,461   109,461     109,461
$225,000        74,114     98,819   123,523   123,523     123,523
$250,000        82,551    110,069   137,586   137,586     137,586
$300,000        99,426    132,569   165,711   165,711     165,711
$400,000       133,176    177,569   221,961   221,961     221,961
$450,000       150,051    200,069   250,086   250,086     250,086
$500,000       166,926    222,569   278,211   278,211     278,211
$600,000       200,676    267,569   334,461   334,461     334,461
$700,000       234,426    312,569   390,711   390,711     390,711
$800,000       268,176    357,569   446,961   446,961     446,961
$900,000       301,926    402,569   503,211   503,211     503,211
$1,000,000     335,676    447,569   559,461   559,461     559,461


                  OTHER COMPENSATION ARRANGEMENTS

The named executive officers are participants in the Company's Executive Severance Pay Plan. This Plan provides benefits, depending upon length of service but limited to one year's salary. Benefits accrue to eligible employees under the Plan on termination of employment but compensation from other employment is deducted from benefits otherwise payable. The Plan provides that upon a change of control of the Company, benefits will vest if the named executives are terminated within two years of the occurrence of such an event.

The named executive officers are participants in the Company's Key Employee Incentive Plan. As discussed below, this Plan is a means for the Company to provide incentives and rewards to those persons who are in a position to contribute significantly to the long term profits and growth of the Company. An annual bonus plan is administered by the Compensation Committee under this Plan. The Plan also provides acceleration of awards at specified target levels in the event of a change of control of the Company.

Various award programs under the Company's 1982 and 1992 Stock Incentive Plan have been established in which the named executive officers are participants. These Plans contain provisions which allow for vesting of awards upon termination of employment, as a result of designated events, and for acceleration of awards upon a change of control of the Company.








             REPORT OF COMPANY'S COMPENSATION COMMITTEE

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the next four most highly compensated executive officers. The disclosure requirements for these five individuals (the "named executive officers") include the use of tables set forth above and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report.

Compensation Philosophy. This report describes the compensation philosophy followed by the Committee and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report. The Committee approves payment amounts and award levels for executive officers of the Company and its subsidiaries. In its analysis and in reaching compensation related decisions, the Committee has direct access to both competitive data and an independent compensation consultant.

The executive compensation program of the Company has been designed to:

   _ Provide a pay for performance policy that differentiates compensation amounts based upon corporate and individual performance as compared to the life insurance industry;

   _ Motivate key senior officers to achieve strategic business initiatives and reward them for such achievement;

   _ Provide compensation opportunities which are comparable to those offered by other leading companies, thus allowing the Company to compete for and retain talented executives who are important to the Company's long-term success; and

   _ Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of cash incentives, stock options and restricted stock and benefits typically offered to executives by similar corporations. Salary and standard annual incentive payouts are targeted at the 50th percentile of industry surveys. These independently prepared surveys provide specific data on compensation paid at various executive levels of life insurance companies of comparable asset size, and include many companies included in the published industry index presented in the Performance Graph on page 12, but are not limited to them. An individual's total cash compensation can exceed industry averages when cash bonus payouts are greater than targeted levels based on the performance of the Company exceeding that of the industry on average. Stock options and restricted stock are used to align managers' interests with those of the shareholders but significant vesting periods are also used to encourage long term stock ownership and retention as employees. To further the philosophy of pay for performance, it is the intent of the Committee to develop stock programs that are tied not only to vesting periods, but also to performance goals.

As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based upon performance incentives and less on salary and employee benefits, causing greater potential variability in the individual's absolute compensation level from year-to-year. In addition, the higher that one rises in the organization, the greater the mix of compensation shifts to stock-based awards.

CEO's Compensation. Mr. Hubbell's base salary was increased from $400,000 to $475,000 (18.8%) effective February 1, 1994. This increase reflected consideration of (1) compensation data provided by comparative industry surveys, (2) the Committee's assessment of performance over the previous one-year period which exceeded or met agreed upon objectives including, in order of importance, increased operating earnings, return on equity, growth of assets, achievement of a return on assets objective while maintaining adequate capitalization to retain current ratings from the A.M. Best and Standard & Poors rating agencies, maintaining adequate spreads consistent with insurance product pricing, and reducing delinquencies, reducing higher risk assets and increasing life insurance and annuity sales, and (3) a comparison of the financial performance of the Company for the previous one year period which exceeded or met that of comparable life insurance companies. While the relative weight assigned to each factor, or component thereof, is not quantified, significant weight is given to comparative compensation industry data. The independently prepared industry surveys utilized are national in scope and include information from nationally recognized compensation consulting firms. These surveys include many of the companies in the index shown on page 12, but are not limited to them. These surveys are used to define the midpoint of Mr. Hubbell's salary range for his base salary whereas his level of performance, along with the performance of the Company compared to the companies in the index and other life insurance and annuity companies, determines his comparative position within the salary range. The base salary was set close to the 50% level shown by the surveys after consideration of all of the factors. The cash bonus if earned may increase Mr. Hubbell's total compensation above the 50% level relative to the industry survey data.

Mr. Hubbell earned a cash bonus for 1994 in the amount of $408,500 based on a statistical review of predetermined targets for the Company's 1994 performance. This review included an assessment of how the Company's operating earnings and return on equity compared with established objectives based upon expected industry performance in those same performance measures. Mr. Hubbell's incentive opportunity may range from 0% - 100% of his base salary. In 1994 Mr. Hubbell earned an 86% incentive bonus payment for the Company's 1994 performance. The performance of the Company considerably exceeded the target level and industry average, hence Mr. Hubbell's bonus payment exceeded target.

In 1994 Mr. Hubbell was granted an option to purchase 30,000 shares of the Company's Common Stock at an exercise price of $32.50 per share which was equal to the market value of the stock on the date of grant. The amount of the option granted was determined by the practices of other comparable companies as verified by external surveys and outside consultants, as well as Mr. Hubbell's level of responsibilities, amounts of options and restricted stock awards previously granted, number of options exercised and held, and past and expected contributions to the Company.

In 1994 Mr. Hubbell received 9,600 shares of restricted stock under the 1992 Stock Purchase Incentive Program for increasing his direct holdings by a pre-established target set by the Committee prior to the commencement of the Plan. This award represents 20% of the amount by which his shareholdings increased over the 12 month period. These shares are reported in the Summary Compensation Table and vest over a 5 year period.

Mr. Hubbell also received $10,000 in lieu of typical perquisite payments.  This payment is classified as taxable income and is
applied directly to business expenses.   In addition the Company
contributed $3,000 to Mr. Hubbell's 401(k) account.

Salaries. Effective February 1, 1994, the Committee increased the salaries paid to the other executive officers. Those individuals were granted salary increases based on individual performance compared to their agreed upon objectives and national insurance industry compensation data for executive officers with similar levels of responsibilities at life insurance companies of comparable asset size. As considered in establishing Mr. Hubbell's compensation, the compensation survey data is used to define the competitive midpoint of each executive's salary range and individual and Company performance determines comparative position within the range.

Bonus Awards for 1994. In 1994, the named executive officers of the Company earned cash bonuses based on a review of the Company's 1994 performance compared to predetermined targets. This review included an assessment of how the Company's operating earnings and return on equity compared with established objectives based upon expected industry performance in those same performance measures. Payment was based on the degree of statistical achievement of the above mentioned performance objectives which the Committee established in February, 1994. The performance of the Company considerably exceeded the target level and industry averages, hence each executive officer's bonus payment exceeded target.

Stock Awards in 1994 . The Company's stock incentive plans are designed to align a significant portion of the executive compensation program with shareholder interests. These shareholder approved plans permit the granting of several different types of stock-based awards. Two types of awards have been granted to executive officers and other key employees under the 1992 Stock Incentive Plan. Substantially all awards have been in the form of stock options which grant the participant a right to purchase shares of common stock, subject to a significant vesting period, over a ten-year period. The exercise price of the options is equal to the fair market value per share as of the date the option is granted. The amount of options granted is determined by the practices of other comparable companies as verified by external surveys and outside consultants, as well as each executive officer's level of responsibilities, amounts of options and restricted stock awards previously granted, number of options exercised and held, and past and expected contributions to the Company. Additionally restricted stock has been awarded to participants. These are awards of shares of common stock which cannot be sold or otherwise disposed of until the applicable restriction period lapses and which are forfeited if the participant terminates employment for any reason other than retirement, disability or death prior to the lapsing of the restriction period (or applicable portion of such period). This Stock Purchase Incentive Program is designed to increase management's ownership of Company stock over a five year period. Under this program the Committee awards restricted stock equal to 20% of the amount of increased individual ownership of the Company's stock.

All stock awards granted in 1994 did not exceed 1% of the total outstanding stock of the Company. The Committee intends to maintain this annual award limit over time. In granting stock options and restricted stock, the Committee took into account the practices of other comparable companies as verified by external surveys and outside consultants, as well as the executive's level of responsibility, number of options exercised and held, and past and expected contributions to the Company.

In 1993 Section 162(m) of the Internal Revenue Code was amended to place limitations on the deductibility to the Company of compensation paid to the named executive officers. The current policy of the Committee is to establish executive compensation levels and programs that will be competitive within the industry and attract highly talented individuals. It is the goal of the Committee that executive compensation will be structured so as not to be subject to the deductibility limitations of Section 162(m) to the extent practical and consistent with its compensation policy.


                             EQUITABLE OF IOWA COMPANIES
                             COMPENSATION COMMITTEE

                                  By: Robert E. Lee, Chairman
                                      Richard B. Covey
                                      Doris M. Drury
                                      Jack D. Rehm





               CERTAIN RELATIONSHIPS AND TRANSACTIONS

Hubbell Realty Company ("Hubbell Company") was a one-third partner and managing general partner in a partnership owning an office and retail complex in downtown Des Moines, Iowa. The Company is the primary guarantor of the partnership's $25,925,988 permanent financing for which it received an annual fee of $148,322. On
December 31, 1994 the partnership was dissolved, splitting the facility and related debt between Hubbell Company and the other partner, Midwest Resources, Inc., a Des Moines, Iowa based public utility holding company. As a result of this dissolution Hubbell Company no longer guarantees any portion of the $25,925,988 permanent financing on the office and retail complex. The Company's guarantee is now secured by a mortgage on the office portion of the facility and a full guarantee by the other partner. The Company is a tenant in the office portion of the property. Company subsidiaries have also leased other properties managed by Hubbell Company. In 1994 the Company paid rent on such partnership and managed properties totaling $372,285. The Board of Directors believes that these lease terms are comparable to those which would have been paid to an unrelated party. Messrs. Ingham, Jr., Hubbell and Wachtmeister are directors and/or shareholders of Hubbell Company, all of whose voting securities are owned by Hubbell family members who are descendants of the founder of the Company.

Compensation Committee Interlocks and Insider Participation
Mr. Hubbell serves as the Chairman of the Compensation Committee of Pioneer Hi-Bred International, Inc. Mr. Urban, who is the Chairman and President of Pioneer Hi-Bred International, Inc., serves as a member of the Board of Directors of the Company. The Board of Directors does not believe that this relationship has provided Mr. Hubbell with any favorable compensation arrangements or authority which would not have otherwise been granted to him by the Board of Directors as the Chief Executive Officer of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from these persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, with one exception. Mr. Covey failed to timely report two purchase transactions of Company shares.

          PROPOSAL TO APPROVE EQUITABLE OF IOWA COMPANIES
          RESTATED AND AMENDED KEY EMPLOYEE INCENTIVE PLAN

The Board of Directors recommends the approval of the Equitable of Iowa Companies Restated and Amended Key Employee Incentive Plan (the "Plan") under which certain key employees, including senior executive officers, of the Company and its subsidiaries will be eligible to receive bonuses upon the satisfaction of certain performance goals, as more fully explained hereafter. The Plan will be approved if, upon determination of a quorum at the Meeting, the votes cast favoring the Plan exceed the votes cast opposing the Plan.

Section 162(m) of the Internal Revenue Code ("Code") enacted in
1993, generally limits the Company's federal income tax deduction for compensation paid to the Company's chief executive officer and four other highest paid executives in excess of $1 million to any executive. However, to the extent compensation is "performance-based compensation" within the meaning of Code Section 162(m), it will not be subject to the Code Section 162(m) deduction limitation. The Company has attempted to structure its annual bonus program for key employees in a manner that would permit the bonuses paid to the Chief Executive Officer and four other highest paid executives to qualify as "performance-based compensation". Accordingly, the Compensation Committee of the Board of Directors (the "Committee") has established, and the Board of Directors has approved, an incentive program that allows the Committee to award cash bonuses to certain executives based on the attainment of performance goals. Awards will not be made under the Plan unless at the Meeting a majority of the votes are cast in favor of the material terms of the performance goals as described in this proxy statement. For purposes of Code
Section 162(m), the material terms include a description of (i) the class of employees who are eligible to receive compensation under the arrangement, (ii) the business criteria on which performance goals are based, and (iii) the maximum amount of compensation to be paid if the performance goals are attained.

The Plan in the form submitted for approval to stockholders, is substantially the same plan that has been in effect for several years. It is being modified in certain respects to meet the requirements of Code Section 162(m) so as to qualify the bonuses paid under the Plan as "performance-based compensation".

The Plan allows the Committee to award cash bonuses to any individual holding one of the following positions within the
Company: Chairman, Chief Executive Officer, President, Chief Financial Officer, any Senior Vice President, the Secretary and General Counsel, and any Vice President. In addition, the Chief Executive Officer may recommend for inclusion such other employees, subject to selection by the Committee, who the Chief Executive Officer deems to have a substantial opportunity to influence the long-term growth in earnings of the Company. Under this program, the Committee will establish objective performance goals, within the meaning of Code Section 162(m), relating to each award period. The performance goals for a particular award period will be based on one or more of the following business criteria: operating earnings per share, total operating earnings, return on equity, return on assets, growth in assets, total shareholder return, net income, expenses as a percentage of assets, premium income, and customer satisfaction. If the Committee establishes performance goals for an award period relating to more than one of these business criteria, the Committee may determine to make awards under the program for that particular award period upon attainment of the performance goal relating to any one or more of such criteria.

Awards will be made under this program only in the event the Committee certifies in writing prior to payment of an award that the performance goal or goals under which the award is to be paid have been attained. Under no circumstances will an award be payable for an award period if none of the performance goals for that period have been attained.

The maximum amount of compensation that any executive may receive under the Plan for any award period is $750,000 multiplied by the number of years in the award period. The Committee has the sole and absolute discretion to reduce the amount of an award that would otherwise be payable to an executive upon the attainment of performance goals.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RESTATED AND AMENDED KEY EMPLOYEE INCENTIVE PLAN

The full text of the Equitable of Iowa Companies Restated and Amended Key Employee Incentive Plan is attached to this Proxy
Statement as Exhibit A and reference is hereby made thereto for a complete description thereof. The following is a summary of the major provisions of the Plan and is qualified in its entirety by the full text thereof.

Purpose. The purposes of the Plan are to encourage outstanding performances from certain key employees, including senior executives of Equitable of Iowa Companies (the "Company") and its subsidiaries, to attract and retain key employees, including exceptional senior executives, and to provide a direct incentive to the Participants to achieve the Company's strategic and financial goals.

Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the
"Committee").

The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to the Plan, select eligible Participants, grant incentive awards thereto, and take all other actions necessary for the administration of the Plan.

Participants. The Committee shall designate the key employees who are eligible to receive awards under the Plan ("Participants"). The Committee may designate Participants from among the group of individuals who hold the following positions within the Company and its subsidiaries:

      Chairman
      Chief Executive Officer
      President
      Chief Financial Officer
      Secretary and General Counsel
      Any Senior Vice President
      Any Vice President

In addition, the Chief Executive Officer may recommend for inclusion such other employees, subject to selection by the Committee, who the Chief Executive Officer deems to have a substantial opportunity to influence the long-term growth in earnings of the Company.

Award Period. The term "Award Period" as used in this Plan shall mean the period of time during which participant awards shall be measured. An Award Period shall be based on one or more consecutive twelve month periods beginning on January 1 and ending on December 31, but the Award Period shall not exceed five years.

Performance Goals.

   (a) The Committee shall establish performance goals applicable to a particular Award Period in writing prior to or shortly after the commencement of a relevant Award Period.

   (b) Each performance goal applicable to an Award Period shall identify one or more business criteria that are to be monitored during the Award Period. Such business criteria include any of the following:

      operating earnings per share    total shareholder return
      total operating earnings        net income
      return on equity                expenses as a percentage of assets
      return on assets                premium income
      growth in assets                customer satisfaction


   (c) With respect to each business criterion that is identified in a performance goal for a particular Award Period, the Committee shall determine the target level of performance that must be achieved in order for a performance goal to be treated as attained.

   (d) The Committee may base performance goals for a particular Award Period on one or more of the business criteria set forth above. In the event the Committee based performance goals for an Award Period on more than one business criterion, the Committee may determine to make awards upon attainment of the performance goal relating to any one or more of such criteria.

Performance Goal Certification. The Committee shall make an award to a Participant only in the event the Committee certifies in writing prior to payment of the award that the performance goal or goals under which the award is to be paid has or have been attained. Under no circumstances shall an award be payable under this Plan if none of the performance goals for a particular Award Period are attained.

Maximum Award Payable. The maximum award payable under this Plan to any Participant for any Award Period shall be $750,000 multiplied by the number of years in the Award Period.

Absolute Discretion to Reduce Awards. The Committee in its sole and absolute discretion may reduce the amount of an award otherwise payable to a Participant upon attainment of the performance goal or goals established for an Award Period. A Participant's performance must be satisfactory, regardless of Company performance, before he or she may be granted an incentive award.

Stockholder Approval of Goals Required. Awards shall not be payable under this Plan unless the material terms (as defined in proposed or final regulations issued by the Treasury Department with respect to Code Section 162(m)) of the performance goal or goals under which the award is to be paid are approved by the Company's stockholders at the Meeting. Once the material terms have been approved by stockholders, resubmission to stockholders for approval will occur every fifth year thereafter, unless the Committee changes any of the material terms of the performance goals, in which case approval of stockholders will be requested at the annual meeting following the change.

Retirement, Permanent Disability, Death or Termination of Employment. To the extent permitted under proposed or final regulations issued by the Treasury Department with respect to Code
Section 162(m), in the event the performance goals for an Award Period are attained, the Committee shall grant a portion of an incentive award for the Award Period to a Participant (or Beneficiary in the case of death) who is covered by this Plan during an Award Period, and whose employment is terminated during the Award Period because of his or her death, discharge or requested resignation, or who suffers a permanent disability, the portion to be based on the period of time of service during an Award Period compared to the total Award Period. No incentive award shall be granted for an Award Period in the event of resignation which is not requested by the Company. In the event of retirement under the terms of the Company's pension plan during an Award Period, no incentive award will be paid for an Award Period in the event of retirement before the last July 1 within such Award Period. In the event of retirement on or after the last July 1 within an Award Period, but on or before the last day of an Award Period, payment of an incentive award will be made at the time of retirement based upon the target percentage applicable to the Participant's level of participation for each performance objective and his or her annual base salary. This amount shall then be prorated based on the period of active service during the Award Period. This payment is in lieu of any payment that would have been based on actual corporate results.

Immediate Payment. Each Participant shall receive his or her incentive award for the Award Period solely in cash as soon as practicable following verification of the amount of the award by the Committee, subject to the Participant's right to elect to defer receipt of payment as provided below.

Deferred Payment. Prior to the final December 15 in an Award Period, each Participant may elect to have the payment of all or a portion of his or her incentive award, if any, deferred until the latest to occur of (1) his or her retirement, death, permanent disability, resignation, termination or (2) a date specified by the Participant in his or her written election to defer.

Deferred Account. The Company shall establish a ledger account (the "Deferred Account") for each Participant who has elected to defer the payment of his or her incentive award for the purpose of reflecting the Company's obligation to pay the deferred incentive award as provided in the Plan. Interest shall accrue on the deferred incentive award to the date of distribution, and shall be credited to the Deferral Account at the end of each calendar year. The Committee shall annually, prior to December 15, determine a reasonable rate of interest for the following calendar year.

Payment of Deferred Incentive Award. Within sixty (60) days following the latest to occur of (1) the retirement, death, permanent disability, resignation, termination of employment or (2) the date specified by the Participant in his or her election to defer, the Participant (or his or her Beneficiary in the case of his or her death) shall have the balance of his or her Deferred Account, plus interest on the outstanding account balance paid to him or her in periodic, monthly installments over a period of ten (10) years.

Acceleration of Payment of Deferred Incentive Award. The Committee, in its sole discretion, may accelerate the payment of the unpaid balance of a Participant's Deferred Account upon its determination that the Participant (or his or her Beneficiary in the case of his or her death) has incurred a severe and unexpected financial hardship.

Unfunded Obligation. The incentive awards to be paid to Participants pursuant to this Plan are an unfunded obligation of the Company. The Committee, in its sole discretion, may direct the Company to share with its subsidiaries the costs of a portion of the incentive awards paid to Participants who are executives of those companies. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments which the Company may make to fulfill this obligation shall at all times remain in the Company.

Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. A Participant may change his or her beneficiary designation at any time. If no beneficiary is designated, the designation is ineffective, or in the event the Beneficiary dies before the balance of the Deferred Account is paid, the balance shall be paid to the Participant's spouse, or if there is no surviving spouse, to the Participant's estate.

Permanent Disability. For purposes of the Plan, a permanent disability shall mean a disability which would qualify a Participant to receive benefits under the Equitable Life Insurance Company of Iowa Long-Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

Withholding Taxes. Appropriate payroll and income taxes shall be withheld from payments made to Participants pursuant to this Plan.

No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continue employment with the Company or a subsidiary.

Termination and Amendment. The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, including, but not limited to, any amendment necessary to ensure that the Company may obtain any required regulatory approvals. No amendment, suspension or termination may impair the right of a Participant or his or her designated Beneficiary to receive the incentive award under an established award program. In addition, no amendment, suspension or termination may change the program target for a program after it has been established prior to the later of the date of adoption or the effective date of such amendment, suspension or termination. The Plan shall be construed and governed in accordance with the laws of the State of Iowa.

Change in Control. Upon the occurrence of a Change in Control, any award then outstanding held by a Participant shall be immediately vested and will remain so until distributed in accordance with the Plan, and any performance standards related to any incentive award shall be deemed achieved at the target level and restrictions otherwise applicable shall lapse. See Section 8(f) of the full text of the Plan for a definition of Change in Control.
















        PROPOSAL TO APPROVE EQUITABLE OF IOWA COMPANIES
        RESTATED AND AMENDED 1992 STOCK INCENTIVE PLAN

The Board of Directors of the Company believes that the Company's 1992 Stock Incentive Plan, as amended, (the "Original 1992 Plan"), has proven to be an effective means of attracting, retaining and motivating individuals possessing exceptional ability and encourag-ing increased efforts by such individuals to promote the best interests of the Company. The Board of Directors also believes the Company should continue to provide long-term compensation incentives to its present and future officers and key employees in order to assure the Company's continued success and progress. The Original 1992 Plan has been the subject of amendments in 1993.

To continue the objectives of the Original 1992 Plan, the Shareholders are being asked to approve the adoption of the Restated and Amended 1992 Stock Incentive Plan (the "Restated Plan"). The Board of Directors recommends the approval of the Restated Plan.
The Restated Plan will be approved if, upon determination of a quorum at the Meeting, the votes cast favoring the Plan exceed the votes cast opposing the Restated Plan.

The number of shares of the Company's Common Stock reserved for the Restated Plan is not being increased from the number of shares reserved in the Original 1992 Plan (2,240,000 shares, plus 7.5% of any increase in the number of shares of the Company's Common Stock outstanding). It has been, and will continue to be, the policy of the Compensation Committee of the Board of Directors that the maximum number of shares which may be made available for granting Awards under the Plan shall not exceed, on average over time per year, 1% of the total outstanding shares of the Company. The principal reason for restating and amending the Original 1992 Plan is to permit certain compensation and awards paid to the chief executive officer and four other highest paid executives to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 ("Code").

Section 162(m) of the Code, enacted in 1993, generally limits the Company's federal income tax deduction for compensation paid to the Company's chief executive officer and four other highest paid executives in excess of $1 million to any executive. However, to the extent compensation is "performance-based compensation" within the meaning of Code Section 162(m), it will not be subject to the Code Section 162(m) deduction limitation. The Company has modified the Original 1992 Plan in a manner that would permit awards under plan sections authorizing stock options, stock appreciation rights and performance awards to qualify as "performance-based compensation". Awards will not be made under any of these sections of the Restated Plan unless at the Meeting a majority of the votes are cast in favor of the material terms of the performance goals as described in this proxy statement. For purposes of Code Section 162(m), the material terms for stock option and stock appreciation rights awards include a description of (1) the class of employees who are eligible to receive compensation under the arrangement, and
(2) the maximum number of shares which may be granted during a specified period to an employee. The material terms for performance awards include a description of (i) the class of employees who are eligible to receive compensation under the arrangement, (ii) the business criteria on which performance goals are based, and (iii) the maximum number of shares which may be granted during a specified period if the performance goals are attained.

The class of employees who are eligible to receive awards under the Restated Plan is described in the first paragraph of General Description of the Restated Plan. The maximum number of shares which may be granted during a specified period to any employee for stock options, stock appreciation rights and performance awards are set forth in the descriptions of each of these programs. The business criteria on which performance goals are based are set forth in the description of performance awards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RESTATED AND AMENDED 1992 STOCK INCENTIVE PLAN

The full text of the Equitable of Iowa Companies Restated and Amended 1992 Stock Incentive Plan is attached to this Proxy
Statement as Exhibit B and reference is hereby made thereto for a complete description thereof. The following is a summary of the major provisions of the Plan and is qualified in its entirety by the full text thereof.

General Description

Participants in the Plan shall consist of such directors, officers and other key employees of the Company and its affiliates as the Com-pensation Committee of the Board of Directors (the "Committee") may select from time to time. The eligible officers from whom the Committee may make its selection include the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, and the Secretary and General Counsel. Other key employees include those employees recommended by the Chief Executive Officer, and selected by the Committee, who are deemed to have a substantial opportunity to influence the long-term growth in earnings of the Company. The Plan will permit the granting of: (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("ISO's"), (2) stock appreciation rights, (3) restricted stock and restricted stock units, (4) performance awards,
(5) dividend equivalents, and (6) other stock-based awards.  The
Plan will be administered by the Committee. The Committee will have the authority to establish rules for the administration of the Plan, to select the key employees to whom awards are granted, to determine the types of awards to be granted and the number of shares covered by such awards, and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. The Plan provides that in the event of a change of control of the Company, as defined in the Plan, the Committee may take various actions to maintain the participant's rights. Determinations and interpretations with respect to the Plan will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all interested parties. The Committee may delegate to one or more officers or managers the right to grant awards and to cancel or suspend awards with respect to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934. The Board may amend, alter or discontinue the Plan at any time provided that shareholder approval must be obtained for any change as required by the Securities Exchange Act of 1934 or the regulations promulgated thereunder or other applicable statutes or regulations, including, as the Board deems necessary, stockholder approval under Section 162(m) of the Code so as to qualify certain compensation as performance-based.

Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee shall determine. Any shares of stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by the laws of the descent and distribution or pursuant to the operation of applicable law. Each award shall be exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative. The types of Awards which may be granted under the Plan are briefly described as follows:

Stock Options. Options to purchase shares of common stock, including ISO's within the meaning of Section 422 of the Code, as amended, may be awarded under the Plan. The exercise price per share of stock purchasable under any stock options shall not be less than 100% of the fair market value of the stock on the date of the grant of such option. The Committee will determine the number of shares subject to each stock option and the manner and time of exercise. The term of each option shall be fixed by the Committee. Options shall be exercised by payment in full of the purchase price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of stock of the Company or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the Plan shall be made in accordance with methods and procedures established by the Committee. The maximum number of Options which may be granted to any individual during any five year consecutive period is 350,000.

Stock Appreciation Rights. Rights may be granted under the Plan which would allow participants to receive, upon exercise, the excess of (i) the fair market value of the stock of the Company on the date of exercise or any other specified time, over (ii) the grant price of the right as specified by the Committee, which shall not be less than the fair market value of the stock of the Company. The maximum number of rights which may be granted to any individual during any five year consecutive period shall be 200,000.

Restricted Stock/Restricted Stock Units. Restricted stock awards consisting of shares of common stock of the Company may be made under the Plan. Such awards shall be contingent on the employee's continuing employment with the Company or its subsidiaries for a period to be specified in the award, and shall be subject to such additional terms and conditions, including performance requirements, as the Committee deems appropriate. To the extent performance requirements are imposed, such performance awards of restricted stock shall meet the requirements of the section of the Restated Plan on Performance Awards described below. Restricted stock may provide the recipient all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends, provided however, that restricted stock may not be transferred by the recipient until certain restrictions established by the Committee lapse. Restricted stock units may also be awarded under the Plan and are the right to receive an amount equal to one share of common stock of the Company. Restricted stock units do not involve actual shares of stock, however, and have no voting rights. Dividend equivalents may be paid on restricted stock units subject to such terms and conditions as the Committee may establish. Like restricted stock, restricted stock units shall be contingent on the employee's continuing employment with the Company for a period specified in the award and shall be subject to such additional terms or conditions including performance requirements the Committee deems appropriate. Upon termination of employment during the restriction period, all restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise. Payment of a restricted stock unit may be made in cash, shares of common stock, or a combination thereof, as determined by the Committee. Any payment made in common stock shall be based on the fair market value of such stock on the payment date. In the case of any payment made in whole or in part in cash (other than dividend equivalents payable in cash), the number of shares of stock which may be issued pursuant to the Plan shall be reduced by that number of shares having a fair market value that is equal to the amount of such cash.

Performance Awards. Awards to participants, payable in cash or shares of stock of the Company, based upon the achievement of performance goals may be granted by the Committee. Each performance goal applicable to a performance period (a minimum of one twelve month period up to a maximum of five consecutive twelve month periods) shall identify one or more business criteria that are to be monitored during a performance period. Such business criteria include any of the following:

      operating earnings per share    total shareholder return
      total operating earnings        net income
      return on equity                expenses as a percentage of assets
      return on assets                premium income
      growth in assets                customer satisfaction

With respect to each business criterion that is identified in a performance goal for a particular performance period, the Committee shall determine the target level of performance that must be achieved in order for a performance goal to be treated as attained. The Committee may base performance goals for a particular perform ance period on one or more of the business criteria set forth above. In the event the Committee bases performance goals for a performance period on more than one business criterion, the Committee may determine to make awards upon attainment of the performance goal relating to any one or more of such criteria.

The Committee shall make an award to a participant only in the event the Committee certifies in writing prior to payment of the award that the performance goal or goals under which the award is to be paid has or have been attained. Under no circumstances shall an award be payable under this Plan if none of the performance goals for a particular performance period are attained.

The maximum award payable under this Restated Plan to any Participant with respect to a performance award for any performance period shall be 30,000 shares of the Common Stock of the Company times the number of consecutive twelve month periods within the performance period.

The Committee in its sole and absolute discretion may reduce the amount of an award otherwise payable to a participant upon attainment of the performance goal or goals established for a performance period. A participant's performance must be satisfactory, regardless of Company performance, before he or she may be granted an incentive award.

Performance awards shall not be payable under the Restated Plan unless the material terms, as defined in proposed or final regulations issued by the Treasury Department with respect to Code
Section 162(m), of the performance goal or goals under which the award is to be paid are approved by the Company's stockholders at the Meeting. Once the material terms have been approved by stockholders, resubmission to stockholders for approval will occur every fifth year thereafter, unless the Committee changes any of the material terms of the performance goals, in which case approval of stockholders will be requested at the annual meeting following the change.

Dividend Equivalents. Dividend equivalents will entitle the holders thereof to receive payments equivalent to dividends paid with respect to a specified number of shares. The payment of dividend equivalents shall be subject to such terms and conditions, including performance requirements, as the Committee may establish.

Other Stock-Based Awards. Under the Plan the Committee will have authority to grant awards denominated, payable, or valued in whole or in part by reference to the stock of the Company. Such awards may include, without limitation, reload stock options. The terms of any such award to be established by the Committee shall be subject to the terms of the Plan and must be in compliance with applicable statutes and regulations.

Adjustments. If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it deems equitable, adjust (1) the number and type of shares which thereafter may be made the subject of awards, (2) the number and type of shares subject to outstanding awards, and (3) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of any outstanding award. The Committee will also be authorized, for similar purposes, to make adjustments in performance criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry the Plan into effect. Nothing contained in the Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

Federal Tax Consequences. The following is a summary of the principal Federal income tax consequences generally applicable to awards under the Plan. The grant of an option will create no tax consequences for the recipient or the Company. The holder of an ISO generally will have no taxable income upon exercising the ISO
(except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequence to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or a stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

With respect to other awards granted under the Plan that are settled either in cash or in shares that are either transferable or not subject to substantial risk of forfeiture, the holder of an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the date of such settlement) over (b) the amount, if any, paid for such shares or other property by the holder of the award, and the employer will then be entitled to a deduction for the same amount. With respect to awards that are settled in shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount, if any, paid for such shares or other property by the participant, and the employer will then be entitled to a deduction for the same amount.

            RESTATED AND AMENDED KEY EMPLOYEE INCENTIVE
               AND 1992 STOCK INCENTIVE PLAN BENEFITS

In the event that the Restated and Amended Key Employee Incentive Plan is approved by stockholders, as recommended by the Board of Directors, the following named executive officers and certain other key employees of the Company could receive benefits not to exceed the amounts shown in the following table for the two bonus programs adopted by the Committee in February 1995; however, actual bonuses may be less depending on actual results of the performance criteria, and the Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to an executive. In addition, the following named executive officers and certain other key employees of the Company have been granted by the Committee the following stock options under the 1992 Stock Incentive Plan in effect prior to the effective date of the Restated and Amended 1992 Stock Incentive Plan.





                                                         Equitable of Iowa
                           Equitable of Iowa             Companies Restated
                           Companies Restated            and Amended 1992
                           and Amended Key               Stock Incentive Plan
                           Employee Incentive            # of Securities
                           Plan Benefits(1)              Underlying Options
                                                         Granted(2)

                            1995         1995-97
                        Annual Bonus   Three Year      Ten Year    Four Year
Name and Position          Program    Bonus Program     Options     Options
Fred S. Hubbell
  President & Chief
  Executive Officer      $  515,000    $  372,000        34,000      10,000

Paul R. Schlaack
  President & Chief
  Executive Officer
  EISI                   $  313,000    $  148,800        19,000       4,000

Jon P. Newsome
  President & Chief
  Executive Officer
  USG                    $  188,100    $  223,200        22,000       6,000

Paul E. Larson
  Executive Vice
  President, Treasurer
   & Chief Financial
   Officer               $  146,400    $  148,800        16,000       4,000

Lawrence V. Durland, Jr.
  Senior Vice President  $   98,500    $   55,800         7,000       1,500

Executive Group(3)       $1,559,830    $1,190,400       133,000      32,000

All other Eligible
  Employees(4)           $1,849,965    $      -0-       108,750         -0-
___________

(1) Commencing in 1995, the maximum amount payable to each of the Executive Officers in the Executive Group under each Award
     Program adopted by the Committee is $750,000 times the number of years in the Award Period.

(2) Options were granted with an exercise price of the then fair market value of the underlying stock ($31.00). The ten year options have a five-year vesting period with 20% exercisable after third year, an additional 30% after fourth year, and the final 50% after fifth year. One-half of the ten year option is an incentive stock option. The four year options will vest on February 15, 1998. The ten year options expire on February 15, 2005. The four year options expire on February 15, 1999. Unvested options are forfeited upon a voluntary termination of employment with the Company. The options will vest in the event of a change of control of the Company.

(3) The Executive Group includes 10 eligible executive officers for the 1995 Annual Bonus Program and the Ten Year Stock Options and 9 eligible executive officers for the 1995-97 Three Year Bonus Program and the Four Year Stock Options.

(4) The category of All Other Eligible Employees includes 95 individuals eligible for the 1995 Annual Bonus Program and 34 individuals under the Ten Year Stock Options.


















































              RATIFICATION OF APPOINTMENT OF AUDITORS

Upon recommendation of the Audit Committee, the Board of Directors has appointed the accounting firm of Ernst & Young LLP to act as independent auditors for the Company during 1995 and is requesting ratification by the shareholders. The Company knows of no direct or material indirect financial interest of this accounting firm in the Company. Representatives of Ernst & Young LLP are expected to be present at the Meeting and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                       SHAREHOLDER PROPOSALS

To be included in the Proxy Statement and form of proxy for the 1996 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company at its principal office no later than December 1, 1995 and otherwise be in compliance with applicable securities laws. In addition, the Company's Amended and Restated Bylaws ("the Bylaws") provide certain procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at the Meeting, even if such item is not to be included in the Company's Proxy Statement and form of proxy. Such procedural requirements are fully set forth in the Company's Bylaws, a copy of which may be obtained without charge by any shareholder by contacting the Secretary of the Company at the address set forth on the cover of this Proxy Statement.

                           OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those stated above. If any other business should come before the meeting, the persons named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.

A copy of the Annual Report to Shareholders for 1994 is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

                By Order of the Board of Directors.


                          John A. Merriman
                             Secretary
Des Moines, Iowa
March 14, 1995












                           EXHIBIT A

                  EQUITABLE OF IOWA COMPANIES
                      RESTATED AND AMENDED
                  KEY EMPLOYEE INCENTIVE PLAN

Section 1.            Purpose

The purpose of this Plan is to further the long-term growth in net income of the Company by providing incentives and rewards to executives and key employees of the Company, or of any Affiliate or Subsidiary, who are in a position to contribute significantly to the achievement by the Company of such growth and to associate more closely the interests of such persons with the interests of the Company's stockholders.

Section 2.            Definitions

   (a)  "Plan" shall mean the Equitable of Iowa Companies
Restated and Amended Key Employee Incentive Plan.

   (b) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company, and any entity in which the Company has a significant equity interest, as determined by the Committee.

   (c) "Award Period" shall mean the period of time during which Participant Awards shall be measured. An Award Period shall be based on one or more consecutive Fiscal Years, but no Award
Period shall exceed five (5) years.

   (d) "Base Salary" shall mean the base compensation paid to the Participant during a Fiscal Year, including deferrals to a Company sponsored plan that qualifies under either Code Section
401(k) or Code Section 125.

   (e) "Board of Directors" shall mean the Board of Directors of Equitable of Iowa Companies.

   (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (g) "Company" shall mean Equitable of Iowa Companies and its Subsidiaries and Affiliates.

   (h) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company (the "Board") as designated by the Board to administer the Plan.

   (i) "Fiscal Year" shall mean the twelve months period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

   (j) "Participant" shall mean an individual selected by the Committee pursuant to Section 4(a) from the following group of officers and employees of the Company: the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, the Secretary and General Counsel, and any Vice President, and in addition, the Chief Executive Officer is authorized to recommend for inclusion in a Program such other salaried employees of the Company, subject to selection by the Committee, who the Chief Executive Officer deems to have a sub-stantial opportunity to influence the long-term growth in earnings of the Company.

   (k) "Participant Award" shall mean the cash compensation to be earned by achieving each Program Target after the conclusion of any Award Period.

   (l) "Program" shall mean the separate plan established by the Committee under which a Participant may earn a predetermined
Target Award for each Program Target during an Award Period.

   (m) "Program Target" shall mean performance goals established by the Committee to be achieved by a Participant during an Award Period. Each performance goal applicable to an Award Period shall identify one or more business criteria that are to be monitored during the Award Period. Such business criteria are limited to the following: operating earnings per share, total operating earnings, return on equity, return on assets, growth in assets, total shareholder return, net income, expenses as a percentage of assets, premium income, and customer satisfaction. With respect to each business criteria that is identified in a Program Target for a particular Award Period, the Committee shall determine the target level of performance that must be achieved in order for a performance goal to be treated as attained. The Committee may base performance goals for an Award Period on one or more of the business criteria set forth above. In the event the Committee bases its performance goals for an Award Period on more than one business criteria, the Committee may determine to make awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals established within the Award Period of the Plan Program are stated as alternatives to one another. Awards shall not be payable under this Plan unless the material terms, as defined in proposed or final regulations issued by the U.S. Treasury Department with respect to Code Section 162(m), of this Plan, including the performance goal or goals, have been disclosed to and subsequently approved by the Company's shareholders in accordance with Code Section 162(m) and any regulations issued thereunder.

   (n) "Subsidiary" shall mean a corporation in which the Company owns at least 50% of the outstanding voting stock, and which the Committee has designated to participate in the Plan.

   (o) "Target Award" shall mean the value expressed as a per-centage of the Participant Award, which has been determined for each Program Target that may be earned by each Participant.

Section 3.            Administration

The Plan shall be administered by the Committee. No director shall be eligible to receive a Participant Award pursuant to a Program which was established or administered by the Committee of which he or she was a member. A majority of the Committee shall constitute a quorum. Any decision in writing signed by all members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Such Committee shall have sole power to:

   (a) determine whether to establish a Program for any Participant, designate the applicable Award Period, and the Program Target and Target Award to be earned in such Program by each Participant, subject only to the limitations otherwise prescribed in this Plan;

   (b) determine the amount of maximum (subject to the limitation in Section 4(b) below) and minimum Participant Awards which may be earned by each Participant;

   (c) construe and interpret the Plan and make and amend such rules and regulations for the administration of the Plan as the Committee may deem desirable;

   (d)  determine the Base Salary to be used in calculating
Target Awards and the portions, if any, of an award which may be earned if employment commences or terminates or a Participant's position changes during an Award Period; and

   (e) determine in its sole discretion whether or not, and the degree to which, Program Targets for any Participant have been achieved; in making such determinations in connection with financial goals the Committee may include or exclude in financial results as it deems appropriate, the whole or any part of realized capital gains and losses and extraordinary (no matter how they are characterized for accounting purposes) gains, losses, charges or credits.

Actions, determinations and decisions of the Committee respecting the Plan, the granting of awards thereunder and the administration thereof shall be final, conclusive and binding upon all parties concerned, including the Company, its stockholders, and any employee of the Company; provided, however, that any Program approved by the Committee prior to the annual stockholder meeting held in 1995 shall be subject to the approval at the 1995 annual stockholder meeting of the material terms (as defined in proposed and final regulations issued by the Treasury Department with respect to Code Section 162(m)) of this Plan in accordance with Code Section 162(m) and any regulations issued thereunder.

Section 4.            Program Establishment

   (a) Participants in a Program shall be selected by the Committee from the list of employees as set forth in Section 1(j) of this Plan and who, in the opinion of the Committee, have a substantial opportunity to influence the long-term growth in earnings of the Company. In determining the Program Target for any Participant, the Committee may take into account the Partici-pant's level of responsibility, performance, potential, cash compensation, salary, unexercised stock options and such other considerations as it deems appropriate.

   (b) Programs with respect to an Award Period shall be estab-lished by resolution of the Committee selecting Participants and the related Program Targets, Target Awards, and the maximum and minimum Participant Awards for each Participant. The maximum Participant Awards for all Programs during each separate Award Period for any Participant shall not exceed $750,000 multiplied by the number of years in the Award Period.

   (c) Programs, including specific Program Targets, shall be established by the Committee as soon as practicable in writing prior to the commencement of a relevant Award Period, provided, however, that such Programs may be established after the commencement of the relevant Award Period but while the outcome of the Program Target is substantially uncertain if such a method of establishing Programs is permitted under proposed or final regulations issued by the U.S. Treasury Department with respect to Code Section 162(m).

Section 5.            Distribution of Awards

   (a)  Except as provided in Section 5(d) or as provided in
Section 8(e), no payments shall be made to Participants prior to the end of an Award Period. The Committee shall make an award to a Participant only in the event the Committee certifies in writing prior to payment of the award that the Program Target or Targets under which the award is to be paid has or have been attained. Under no circumstances shall an award be payable under this Plan if none of the Program Targets for a particular Award Period are attained.

   (b) Except for payments made earlier as provided in Section 5(d), or as provided in Section 8(e), distribution of Participant Awards (except any Award or part thereof which is deferred) shall be made as soon as practical after the independent public accoun-tants have reported upon the financial statements for the last fiscal year of the respective Award Period and the written certification of the Committee as required by Section 5(a) above has been made. A Participant may defer payment of all or part of the Participant Award to which he or she would otherwise be entitled at the end of the Award Period as provided in Section 6.

   (c) The Committee in its sole and absolute discretion may reduce the amount of an award otherwise payable to a Participant upon attainment of the performance goal or goals established for an Award Period. A Participant's performance must be satisfactory, regardless of Company performance, before he or she may be granted an incentive award.

   (d) If a Participant's employment terminates for any of the following reasons prior to the end of the Award Period for a Program in which he or she was participating, distribution of such Participant Award, if any becomes payable, shall be limited to the following portion of the Award to which he or she would otherwise be entitled if he or she were employed at the end of such Award Period.

          (i)  Resignation -- None of the Participant Award.

          (ii) Retirement under the terms of the Company's pension plan:

               A. No Award will be paid for an Award Period in the event of retirement before the last July 1 within such Award
Period.

               B. For retirement on or after the last July 1 within an Award Period, but on or before the last day of an Award Period, payment of a Participant Award for the Award Period during which retirement occurs will be made at the time of retirement based upon the "Target" percentage applicable to the Participant's level of participation for each performance objective and his or her annual base salary. This amount shall then be prorated based on the period of active service during the Award Period. This payment is in lieu of any payment that would have been made based on actual corporate results; provided, however, that with respect to a Participant who is a "covered employee", as defined in Code Section 162(m)(3), as of the last day of the Fiscal Year in which the Award Period ends, a pro-rata distribution shall be made after the Award Period based upon actual corporate results.

               C. This subsection (d)(ii) shall be effective with respect to Participants retiring after December 31, 1993.

          (iii) Disability under the terms of the Company's long term disability plan -- A distribution in proportion to the term of active service for the Participant during the Award
Period based upon actual corporate results.

          (iv) Death -- A distribution to the beneficiary desig-nated in writing by the Participant (or in the absence of such designation, to his or her legal representatives) in proportion to the term of active service of the Participant during the Award Period based upon actual corporate results.

          (v) Discharge or requested resignation -- A distri-bution in proportion to the term of active service of the Participant during the Award Period based upon actual corporate results; however, no part of a Participant Award shall be distributable if the Participant was discharged for any act of fraud, misappropriation, embezzlement or other act of dishonesty.

Section 6.     Deferred Distribution of Awards

     (a) A Participant may defer payment of all or part of the Award to which he or she would otherwise be entitled at the end of the Award Period. A Participant's election to defer payment must be made on or before December 15 immediately preceding the end of the Award Period to which the election shall apply. The election shall be in the form of a written notice and shall, if it so states, apply to more than one Award Period unless the Participant is not eligible for one or more Award Periods to which the Notice purports to apply, in which case the Notice shall apply to only those Award Periods stated therein for which such Participant is actually eligible. The Notice shall state a percentage of the Award to be deferred (the "Deferred Amount") and shall state the time at which the Deferred Amount shall be paid in accordance with the provisions of this Section. It shall be in a form similar to that attached hereto as Exhibit A.

     (b) The Deferred Amount with respect to any Award Period shall be paid to the Participant (or, if the Participant is deceased, to his or her beneficiary) beginning at the time specified by the Notice applicable to such Award Period, but in no event shall such Deferred Amount be paid before the date on which the Participant ceased to be an employee of the Company. Notwithstanding any of the provisions of the Plan or Notice, however, the Committee may, in its sole discretion pay all or any part of the Deferred Amount at any time following termination of the Participant's status as an employee of the Company (regardless of whether this termination is caused by death, disability, resignation, removal or any other cause).

     (c) Within sixty (60) days following the time determined under Section 6(b), the Company shall begin payment of 120 approximately equal monthly installments adjusted for interest changes, or any shorter period at the sole discretion of the Committee, to the Participant (or if the Participant is deceased, to his or her beneficiary) the Deferred Amount plus accrued interest thereon. Interest shall be compounded annually from the date on which the Deferred Amount would have been received by the Participant in the absence of the election. Interest on such Deferred Amount shall accrue at a variable rate which shall be adjusted and determined by the Committee prior to December 15 each year for the following calendar year.

     (d) Any rights accruing to a Participant who is entitled to a Deferred Amount shall be solely those of an unsecured creditor of the Company. The Company shall be under no obligations whatsoever to purchase or maintain any contract, policy or other asset of any nature to provide any payment or other benefit under the Plan. No contract, policy or other asset of any nature which the Company may utilize to provide funding for payments or other benefits under the Plan shall serve in any way as security for any obligation of the Company under the Plan.

     (e) Each Participant's beneficiary under the Plan is the individual or individuals (if any) designated as such by the Participant in writing executed by the Participant and filed with the Committee prior to such Participant's death. In the absence of such designation the beneficiary shall be the spouse of the Participant unless the Participant has no spouse in which case the beneficiary shall be the estate of the Participant. Any Participant may change or revoke a designation previously made with or without consent of any beneficiary named therein by filing a written revocation or change of beneficiary with the Committee prior to such Participant's death.

     (f) If a Participant's employment terminates prior to the end of the Award Period for which he or she has elected to defer compensation, the election to defer will be automatically terminated as to the Award Period.

Section 7.     Expenses

The expenses of administering this Plan shall be borne by the Com-pany and not charged to any Participant.

Section 8.     Other Conditions

     (a) No person shall have any claim or right to be granted a Participant Award under this Plan. Neither a Participant nor his or her designated beneficiary or legal representative shall have any right or interest in a Participant Award until a distribution thereof shall have been made in accordance with Section 5 hereof.

     (b) It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that prior to distribution under Section 5 hereof, no right or interest of any Participant to whom a Participant Award may be made, shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but no devolution by death or mental incompetency; and no such right or interest or any Participant shall be liable for, or subject to any obligation or liability of such Participant.

     (c) Neither this Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company.

     (d) The Company shall have the right to deduct from an Award any federal, state or local taxes required by law to be withheld with respect to such Award.

     (e)  Upon the occurrence of a Change in Control:

          (i) any Award then outstanding held by a Participant shall be immediately vested (without regard to any limitation imposed by the Committee at the time the Award is granted which permits all or any part of the Award to be received only after the lapse of time), and will remain so until distributed in accor-dance with the Plan; and

          (ii) any performance standards related to any Award shall be deemed achieved at the target level and restrictions otherwise applicable shall lapse.

     (f) A "Change in Control" shall be deemed to have occurred if:

          (i) any change of control occurs of a nature that would be required to be disclosed in response to Item 6(e) of Regulation 14A or the Securities Exchange Act of 1934;

          (ii) any person or entity owns 25% or more of the com-bined voting power of the Company's then outstanding securities unless thereafter the Board of Directors of the Company adopts a resolution to the effect that this provision is inoperable;

          (iii) any person or entity acquires 50% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) there shall have been a change in the composition of the Board of Directors of the Company such that any time a majority of the Board of Directors of the Company shall have been members of the Board of Directors for less than 24 months, unless the election of each new director who was not a director at the beginning of the period was approved or recommended by at least two-thirds of the directors then still in office who were direc-tors at the beginning of such period.


     (g) All costs of Awards and compensation payable to Partici-pants shall be charged to the entity employing the Participant.

Section 9.     Amendment

The Committee shall have the right to amend, suspend or terminate this Plan at any time; provided, however, that no such modification of this Plan shall:

     (a) without the consent of the respective Participant, oper-ate to annul an established Program, or

     (b) without the approval of the Board of Directors entitled to vote thereon increase the maximum Participant Awards which may be awarded during an Award Period under the Plan to any one Participant (or increase the maximum Participant Awards which may be awarded during an Award Period to any "covered employee", as defined in Code Section 162(m)(3), without proper disclosure and approval of shareholders of the Company pursuant to proposed or final regulations of the U.S. Treasury Department issued with respect to Code Section 162(m)), or

     (c) change the Program Target for a Program after it has been established, or

     (d) make any member of the Committee eligible to receive an award at any time while he or she is serving on the Committee.

Section 10.    Code Section 280G Election.

Participants may elect to reduce or defer benefits otherwise payable in the event total benefits payable by the Company would result in additional taxes to the Company or Participant under Code Section 280G.

Section 11.    Effective Date

This Plan was originally effective as of January 1, 1987, and shall continue in effect, until terminated by the Committee. The restatement of the Plan, as approved by the Committee and the Board of Directors, shall be effective as of January 1, 1995, subject to its disclosure to and approval by the shareholders of the Company at the 1995 annual shareholders meeting.


       As restated and amended through February 16, 1995.














                           EXHIBIT A


                  EQUITABLE OF IOWA COMPANIES
                      RESTATED AND AMENDED
                  KEY EMPLOYEE INCENTIVE PLAN

                       NOTICE OF DEFERRAL


In accordance with all terms and conditions of the Equitable of Iowa Companies Restated and Amended Key Employee Incentive Plan
(the "Plan"), the undersigned hereby notifies Equitable of Iowa
Companies as follows:

1. The undersigned hereby elects to defer receipt of ___% of his or her award as defined in the Plan (the Deferred Amount).

2. This election is effective for the Award Period ending imme-diately following the date of this election, or in the case of an Award Period of longer than a one year period, the Award Period whose final year ends immediately following this election. This election is effective also for all Award Periods beginning with the Award Period following the Award Period defined in the preceding sentence. This election will remain effective until revoked by me in writing prior to the beginning of the Award Period to which it applies or is terminated by the terms of the Plan.

3. The Deferred Amount will be paid in accordance with the provisions of the Plan but shall begin on the latest of:

     A.   ________________________ (Date chosen by Participant)
     B.   Termination of employment as provided in the Plan.


                      __________________________
                      (Signature of Participant)

                         ___________________
                              (Date)



















                           EXHIBIT B

                  EQUITABLE OF IOWA COMPANIES
                      RESTATED AND AMENDED
                   1992 STOCK INCENTIVE PLAN

Section 1.     Purpose

The purposes of this Equitable of Iowa Companies Restated and Amended 1992 Stock Incentive Plan (the "Plan") are to encourage selected key personnel of Equitable of Iowa Companies (together with any successor thereto, the "Company") and its Affiliates (as defined below), who have demonstrated ability and promise, to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

This Plan is being restated and amended (and submitted to stockholders for approval) so that compensation and awards paid to the chief executive officer and four other highest paid officers under certain programs hereunder qualify as "performance-based" compensation under Section 162(m) of the Code.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, as determined by the Committee.

     (b)  "Award" shall mean any Option, Stock Appreciation
Right, Restricted Stock, Restricted Stock Unit, Performance
Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company (the "Board") as designated by the Board to administer the Plan and composed of not less than three directors, each of whom is a"disinterested person" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Code Section 162(m).

     (f) "Director" shall mean any member of the Board of Directors of the Company.

     (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (i) "Incentive Stock Option" or "ISO" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

     (j) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (k)  "Option" shall mean an Incentive Stock Option or a Non-
Qualified Stock Option.

     (l) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

     (m) "Participant" shall mean any person designated by the Committee to be granted an Award under the Plan. Eligible employ-ees of the Company or an Affiliate shall include the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, and the Secretary and General Counsel. In addition, the Chief Executive Officer is authorized to recommend for inclusion in a program under this Plan such other Salaried Employees, subject to selec-tion by the Committee, who the Chief Executive Officer deems to have a substantial opportunity to influence the long-term growth in earnings of the Company.

     (n)  "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

     (o) "Person" shall mean any individual, corporation, part-nership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (p) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

     (q)  "Restricted Securities" shall mean Awards of Restricted
Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

     (r)  "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan.

     (s) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

     (t) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange
Act of 1934, as amended, or any successor rule or regulation thereto.

     (u) "Salaried Employee" shall mean any salaried employee of the Company or of any Affiliate.

     (v) "Share" or "Shares" shall mean the Common Stock of the Company, no par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Sections 4(a) or 4(c) of the Plan.

     (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, Code Section 162(m) (and regulations issued thereunder), and other applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;
(iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan so as to comply in all respects with Rule 16b-3; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. No member of the Committee shall be eligible nor shall have been eligible at any time within one year prior to appointment to the Committee to participate in the Plan except
for awards to Directors complying with Rule 16b-3.   Unless
otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

Section 4.     Shares Available for Awards


     (a)  Shares Available.  Subject to adjustment as provided in
Section 4(c), the number of Shares which may be made available for granting Awards under the Plan beginning with the Plan's original effective date is 2,240,000 Shares, (such amount reflects stock splits since the Plan's original effective date), plus 7.5 percent of any increase in the total outstanding Shares of the Company since the original effective date of the Plan. Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Further, if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the authorized number of Shares available for granting Awards under the Plan, and Dividend Equivalents and Awards not denominated in Shares shall be counted against the authorized number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

     (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, or Shares specifically acquired for the purposes of this Plan in such amounts and at such time or times as the Board may determine, subject to restrictions, conditions or limitations as the Board may be advised by legal counsel and required for compliance with applicable laws and regulations.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recap-italization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5.     Eligibility

Any Director or Salaried Employee of the Company (or an
Affiliate) within the categories described in Section 2(m), who is not a member of the Committee shall be eligible to be designated a Participant; provided, however, that a Director of the Company who is a member of the Committee shall be eligible to be designated a Participant in a particular Award or program under this Plan if such participation does not disqualify the Director from being a "disinterested person" pursuant to Rule 16b-3 or an "outside director" within the meaning of Code Section 162(m).

Section 6.     Awards

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (i) Exercise Price. The purchase price per Share pur-chasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

          (ii) Option Term. The term of each Option shall be fixed by the Committee, which term shall in no event extend beyond 10 years from the date such Option is granted.

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which, and other conditions or restrictions with respect to which, an Option may be exer-cised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Any grant of an ISO under the Plan shall be within 10 years from the date the Plan was first adopted.

          (v) Maximum Number of Shares. The maximum number of Shares which may be issued pursuant to ISO's shall be 2,240,000 Shares. The maximum number of Options which may be granted to any individual Participant during any five year consecutive period shall be 350,000 Shares.

     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agree-ment, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. The maximum number of Stock Appreciation Rights which may be granted to any individual Participant during any five year consecutive period shall be 200,000.

     (c)  Restricted Stock and Restricted Stock Units.

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. Any programs involving Awards of Restricted Stock or Restricted Stock Units that are contingent on the attainment of any performance goal or goals shall meet the requirements of
Section 6(d).

          (ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

          (iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; pro-vided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

     (d)  Performance Awards.

          (i) General. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (1) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (2) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee in con-formance with the requirements set forth below. Performance goals established by the Committee as a condition to a Stock Option or Stock Appreciation Right being granted, or in order for a Stock Option or Stock Appreciation to be exercised, shall not be considered a Performance Award under this Section 6(d), but shall be governed by Section 6(a) or Section 6(b), as applicable.

          (ii) Performance Periods. A performance period shall be for a minimum of one twelve month period up to a maximum of five consecutive twelve month periods.

          (iii) Performance Goals. The Committee shall establish performance goals applicable to a particular performance period. Each performance goal applicable to a performance period shall identify one or more business criteria that is to be monitored during the performance period. Such business criteria are limited to the following: operating earnings per Share, total operating earnings, premium income, return on equity, return on assets, growth in assets, expenses as a percentage of assets, total shareholder return, net income and customer satisfaction. With respect to each business criterion that is identified in a performance goal for a particular perform-ance period, the Committee shall determine the target level of performance that must be achieved in order for a performance goal to be treated as attained. The Committee may base performance goals for a particular period on one or more of the business criteria set forth above. In the event the Committee bases performance goals for a performance period on more than one business criteria, the Committee may determine to make awards upon attainment of the performance goal relating to any one or more of such criteria. The Committee shall establish performance goals applicable to a particular performance period in writing prior to the commencement of a relevant performance period, provided, however, that such goals may be established after the commencement of the performance period but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued by the U.S. Treasury Department with respect to Code Section 162(m).

          (iv) Stockholder Approval of Goals Required. Awards shall not be payable under this Section 6(d) unless the material terms, as defined in proposed or final regulations issued by the U.S. Treasury Department with respect to Code Section 162(m), of this Plan, including the performance goal or goals, have been dis-closed to and subsequently approved by the Company's shareholders in accordance with Code Section 162(m) and such regulations issued thereunder.

          (v)  Satisfactory Performance Requirement.  A
Participant's performance must be satisfactory, regardless of Company performance, before he or she may be granted a performance award.

          (vi) Maximum Award Payable. The maximum award payable under this Section 6(d) to any Participant for any performance period shall be 30,000 Shares times the number of consecutive twelve month periods within the performance period.

          (vii) Performance Goal Certification. The Committee shall make an award to a Participant only in the event the Committee certifies in writing prior to payment of the Award that the performance goal or goals under which the Award is to be paid has or have been attained. Under no circumstances shall an Award be payable under this Section 6(d) if none of the performance goals for a particular performance period are attained.

          (viii) Retirement, Permanent Disability, Death or Termination of Employment. To the extent permitted under proposed or final regulations issued by the U.S. Treasury Department with respect to Code Section 162(m), in the event the performance goals for a performance period are attained, the Committee, in its discretion, may grant all or such portion of a performance award for the performance period as it deems advisable to a Participant (or his or her Beneficiary in the case of his or her death) whose employment is terminated during the performance period because of his or her retirement, death, resignation or discharge, or who suffers a permanent disability.

     (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

     (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, reload stock options, and securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

     (g)  General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash con-sideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. Any payment made in Shares shall be based on the fair market value of such Shares on the payment date. In the case of any payment made in whole or in part in cash (other than Dividend Equivalents payable in cash), the number of Shares which may be issued pursuant to the Plan shall be reduced by that number of Shares having a fair market value that is equal to the amount of such cash.

          (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Secu-rities, to the Company) or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant.
Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

          (vi) Rule 16b-3 Six-Month Limitations. To the extent required, including in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after the date of grant, and any derivative security issued pursuant to the Plan shall not be exercisable unless at least six months elapse from the date of acquisition to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3. As to any right granted or awarded with an exercise price that is not fixed at the time of grant or award, such right shall not be deemed acquired until the price is fixed, and the six month holding period of Rule 16b-3 shall not commence until such time.

          (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7.     Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share-holders, Participant, other holder or beneficiary of an Award, or other person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

          (ii) permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Section 6(a), 6(b), or 6(f) hereof; or

          (iii) as to any "covered employee", as defined in Code Section 162(m)(3),

               (A)  increase the maximum award that may be
awarded during any performance period to any such "covered employee" or

               (B) change any of the business criteria on which performance goals are based as set forth in Section 6(d).

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

     (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

     (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

     (e) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.     Change of Control.

In order to maintain all of the Participant's rights in the event of Change of Control of the Company, the Committee, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding Award, either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award by the Company, upon a Participant's request, for any amount of cash equal to the amount which could have been attained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable, (iii) make adjustments to any outstanding Awards as the Committee deems appropriate to reflect the Change of Control; (iv) determine and be permitted to assume that any performance goal or goals required to be met over a certain time period have been met (or to what extent they have been met if there are different performance target levels established), and provide for the acceleration of any such Award; or (v) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving entity in a Change of Control. The Committee may, in its discretion, include such fur-ther provisions and limitations in any agreement documenting such Awards as it deems equitable and in the best interests of the Com-pany. A "Change of Control" of the Company shall be deemed to have occurred if (i) any change of control occurs of a nature that would be required to be disclosed in response to Item 6(e) of Regulation 14A of the Securities Exchange Act of 1934; (ii) any person or entity owns 25% or more of the combined voting power of the Company's then outstanding securities unless thereafter the Board of Directors of the Company adopts a resolution to the effect that this provision is inoperable; (iii) any person or entity acquires 50% or more of the combined voting power of the Company's then outstanding securities; or (iv) there shall have been a change in the composition of the Board of Directors of the Company such that any time a majority of the Board of Directors of the Company shall have been members of the Board of Directors for less than 24 months, unless the election of each new director who was not a director at the beginning of the period was approved or recommended by at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Section 9.     General Provisions.



     (a) No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a com-mittee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. As a term of any Award under the Plan, the Committee may provide that a Participant may elect to have the Company withhold Shares previously owned or acquired from any Award for payment of withholding taxes due in respect to an Award.

     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compen-sation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Iowa and applicable Federal law.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, including but not limited to Rule 16b-3, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken and be deemed null and void as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and sub-sections of the Plan solely as a convenience to facilitate refer-ence. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.    Effective Date of the Plan.

The Plan, as restated and amended, and as approved by the Committee, and as approved and amended by the Board of Directors, shall be effective as of February 16, 1995, subject to its disclosure to and approval by the shareholders of the Company at the 1995 annual shareholders meeting. The original effective date of the Plan is May 1, 1992.

Section 11.    Term of the Plan.

No Award shall be granted under the Plan after May 1, 2002. How-ever, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

As restated and amended through February 16, 1995.















                     ______________________

                       604 Locust Street
                     Des Moines, Iowa 50309
                     ______________________

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         April 27, 1995
                     ______________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EQUITABLE OF IOWA COMPANIES will be held in the Governor's Room of the Des Moines Club, 33rd Floor Ruan Center, Seventh and Grand Avenue, Des Moines, Iowa, on Thursday, April 27, 1995, at 9:30 a.m., Des Moines local time, for the following purposes:

     1.   To elect three directors.

     2.   To approve the Company's Restated and Amended Key
          Employee Incentive Plan.

     3.   To approve the Company's Restated and Amended 1992
          Stock Incentive Plan.

     4.   To ratify the appointment of auditors for the year
          1995.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 9, 1995, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

A copy of the Annual Report to Shareholders for 1994, including audited financial statements, is enclosed.

              By Order of the Board of Directors.

                        John A. Merriman
                           Secretary

Des Moines, Iowa
March 14, 1995








                      EQUITABLE OF IOWA COMPANIES
                Proxy For Annual Meeting of Shareholders
                             April 27, 1995
           This proxy is solicited by the Board of Directors

     The undersigned hereby appoints FREDERICK S. HUBBELL, PAUL E. LARSON AND JOHN A. MERRIMAN, and each of them as Proxies, with power of substitution in each, to vote all shares of the Common Stock of Equitable of Iowa Companies (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 27, 1995 at 9:30 a.m., Des Moines local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement dated March 14, 1995, a copy of which has been received by the undersigned, as follows:


                                   Dated _______________________________, 1995

                                   ___________________________________________

                                   ___________________________________________
                                          Signature of Shareholder(s)
                                   IMPORTANT:  Please mark this proxy, date,
                                   sign exactly as your name(s) appear(s) and return in the enclosed envelope. If shares are held jointly, signature should indicate that status. Trustees and others signing in a representative capacity should so indicate.
           (Please complete, date, sign and mail this Proxy Card in the envelope provided)

                       PLEASE MARK VOTES [ ] OR [X]
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

1.  ELECTION OF DIRECTORS:
    [ ] FOR electing all nominees           [ ] WITHHOLD AUTHORITY to vote for
        listed below (except as                 all nominees listed below.
        marked to the contrary.)
            Richard B. Covey, James L. Heskett, Robert E. Lee
        (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)
______________________________________________________________________________

2.  APPROVAL OF COMPANY'S RESTATED AND AMENDED KEY EMPLOYEE INCENTIVE PLAN.
                [ ] FOR          [ ] AGAINST        [ ] ABSTAIN
3.  APPROVAL OF COMPANY'S RESTATED AND AMENDED 1992 STOCK INCENTIVE PLAN.
                [ ] FOR          [ ] AGAINST        [ ] ABSTAIN
4.  APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE
      COMPANY.
                [ ] FOR          [ ] AGAINST        [ ] ABSTAIN
5. The Proxies are authorized to vote upon such other matters as may properly come before the meeting as they determine to be in the best interests of the Company.






Dear Shareholder:

     The annual meeting of Shareholders of Equitable of Iowa Companies will be held in the Governor's Room of the Des Moines Club, 33rd Floor Ruan Center, Seventh and Grand Avenue, Des Moines, Iowa, on Thursday, April 27, 1995 at 9:30 a.m., Des Moines local time. At the meeting Shareholders will elect three directors, act upon proposals to restate and amend the Company's Key Employee Incentive Plan and 1992 Stock Incentive Plan, and ratify the appointment of Ernst & Young LLP as auditors for the Company.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.